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              BAYER CORPORATION - CARDIOVASCULAR DIAGNOSTICS, INC.
                              DEVELOPMENT AGREEMENT


This Development Agreement is made this 21st day of August, 1996 ("Effective Date") among Cardiovascular Diagnostics, Inc., a North Carolina corporation with its principal place of business located at 5301 Departure Drive, Raleigh, North Carolina 27604 (the "Company") and Bayer Corporation, an Indiana corporation with a principal place of business at 400 Morgan Lane, West Haven, Connecticut 06516 ("Bayer").

WHEREAS, the Company has developed or is developing proprietary blood test systems, consisting of analyzers and test cards (collectively, the "Products"), including a test designed to measure the amount of the natural anticoagulant Antithrombin III ("ATIII") in whole blood (the "ATIII Product"), the ATIII-specific test cards not yet being approved for marketing by the USFDA;

WHEREAS Bayer is engaged in clinical trials of its Antithrombin III drug (Thrombate III(TM)) at Cincinnati Children' s Hospital under the supervision of investigators Drs. Chris Morris and Richard Brilli, wherein the investigators monitor levels of ATIII by submitting whole blood samples to chromogenic assay;

WHEREAS the Company and Bayer desire to collaborate in the approval of the ATIII Product by allowing the Company access to the clinical trials and samples of whole blood having high or low ATIII levels and data from the chromogenic assay tests that establish those high and low levels, the data to be included in a 510K Medical Device Registration application to the USFDA;

NOW THEREFORE, in consideration of the promises and the obligations of the parties set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Development. The company shall complete development of its ATIII Product in accordance with the specifications provided to Bayer on Exhibit A hereto. In order to facilitate such development, Bayer shall provide the Company with access to and data from Bayer' s clinical studies regarding ThrombateIII, and such other consulting, assistance and information as the Company requests from time to time. The Company agrees that it will supply, at its expense, the Products and the ATIII Product for and during the course of Bayer's clinical trials and prior to 510K approval of the ATIII Product. It is currently anticipated by the parties that such development with respect to the test card shall be substantially complete on or before September 30, 1996, and that such development with respect to the related software shall be substantially complete on or before November 30, 1996. In the event that all such development is not substantially complete by November 30, 1996, either party may terminate this Agreement by written notice to the other at its address set forth above.

2. Baver Clinical Trials. As soon as possible following substantial completion of development under Section 1 hereof, Bayer may commence clinical trials of Bayer's Thrombate III product

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(the "Clinical Trials"). Bayer hereby agrees to purchase analyzers and ATIII
Products from the Company, and the Company agrees to sell analyzers and ATIII Products to Bayer, on the terms set forth on Exhibit B hereto, in amounts sufficient to satisfy the requirements of the Clinical Trials for products of that nature. The Parties agree that Bayer's obligation to purchase the Products and ATIII Products is contingent upon the Company receiving final approval of the related 510K application from the USFDA.

3. Right of First Refusal. The Company grants to Bayer a First Right of Refusal (`'Right") to exclusively co-market and co-promote world-wide its Products/ATIII Product together with Bayer's Thrombate III product. Marketing and promotion shall include those commercial activities normally required to bring to the attention of a potential customer the beneficial features, use and availability of the Products/ATIII Product through the Company, but shall not include distribution of, of the taking of orders for, the Product/ATIII Products. The Right must be exercised within two (2) months after notification from the Company of approval of the Product's 510K application, or the Right shall expire. Exercise of the Right shall be by written notification to the Company. The parties shall separately negotiate in good faith the essential terms and conditions of the exclusive co-marketing/co-promotion agreement. Failure to either reach agreement on the essential terms and conditions, or failure by Bayer to negotiate in good faith towards such an agreement, within six (6) months of the exercise of the Right, shall terminate the Right.

4. Other Product Purchases. If, during the term of this Agreement, Bayer orders from the Company any Products that have at that time been approved or cleared by the FDA for commercial marketing in the United States, the Company shall sell those Products to Bayer, subject to the Company 's then standard terms and conditions, at the prices reflected on Exhibit C hereto. Promptly after a Product not listed on Exhibit C as of the date hereof receives such FDA approval or clearance, the Company shall add it to Exhibit C and send a copy of the revised Exhibit C to Bayer.

5. Warranties: Limitation of Liability. The Company represents and warrants that the Products at the time of shipment to Bayer or Bayer's designee hereunder shall be free from defects in material and workmanship and will conform to the specifications as found in their respective package inserts. THESE WAPRANTIES ARE EXPRESSLY IN LEU OF ANY AND ALL WARRANTES, EXPRESS OR IMPLED.

THE COMPANY'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR DEVELOPMENT AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY BAYER TO THE COMPANY FOR THE PRODUCTS. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL THE COMPANY BE LIABLE TO BAYER OR ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

6. Governing Law; Assignment; Modification. This agreement shall be governed by the laws of the State of North Carolina, without regard to conflict of laws principles. Neither this Agreement, nor any obligations hereunder may be assigned or otherwise transferred by either party hereto. This Agreement may only be modified by a written instrument signed by each party.


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7. Compliance with Laws. The Company shall manufacture the Products and operate its facilities in compliance with all laws of the United States applicable to the operation of its business generally and to the manufacture of Products under this Agreement.

8. Confidentiality: Proprietary; Information. The parties agree that during the term of this Agreement and any extensions thereto and for a period of five (5) years thereafter, all material and/or information which is transferred hereunder and which is marked "Confidential" (or if oral, is reduced to writing within 30 days of such transfer and marked "Confidential") shall be held in confidence by the receiving party, and shall not be disclosed to any third party without the prior written consent of the originating party. The terms of this paragraph shall not apply to any material or information which:

     (a) is or becomes generally available to the public by any means other than the receiving party's breach of its obligations; or

     (b) is obtained non-confidentially from a third party who had the legal right to disclose same; or

     (b) was in the prior possession of the receiving party, as evidenced by written records.

The parties agree that during the term of this Agreement, both will not disclose any information which is confidential or proprietary to any third party.

9. Term Termination. This Agreement shall expire three (3) years from the Effective Date, unless otherwise extended by mutual written consent of the Parties. Notwithstanding anything contained herein to the contrary, either party shall have the right to terminate this Agreement due to a material breach by the other party, which breach is not cured within 30 days after notice thereof. The provisions of Sections 6, 8 and 9 hereof shall survive any termination of this Agreement. Furthermore, termination shall not relieve either party of obligations incurred prior to the termination.

10. Entire Agreement. This Agreement, including all exhibits hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and merges all prior discussions between them.


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11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

12. Partial Invalidity. If any provision of this Agreement is held to be invalid, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

IN WITNESS WHEREOF, the parties have executed this Development Agreement as of the date first written above.

CARDIOVASCULAR DIAGNOSTICS, INC.                    BAYER CORPORATION
By: /s/ John P. Funkhouser                          By: /s/ Eugene Simonalle
Name: John P. Funkhouser                            Name: Eugene Simonalle
Title: President                                    Title: Assistant Secretary
Date: 8/21/96                                       Date: 21 Aug. '96